Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (No. 333-141398) on Form S-3 of Boise Inc. of our report dated February 21, 2008, relating to our audit of the consolidated financial statements of Aldabra 2 Acquisition Corp. which appears in the Annual Report on Form 10-K of Boise Inc. for the year ended December 31, 2009.

/s/ McGLADREY & PULLEN, LLP
McGLADREY & PULLEN, LLP New York, New York April 12, 2010